UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

Diversified Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-41870	41-2283606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Corporate Drive Birmingham, Alabama		35242
(Address of Principal Executive Office)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (205) 408-0909
(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered, pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DEC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 20, 2026, the Board of Directors (the “Board”) of Diversified Energy Company (the “Company”) appointed Kirk Oliver to the Board and to the Audit and Risk Committee and the Sustainability and Safety Committee of the Board, in each case effective May 21, 2026. In connection with such appointment, the size of the full Board was increased from five to six directors.

Mr. Oliver brings nearly twenty years of experience as the CFO of publicly traded energy companies, with deep experience in capital markets, mergers and acquisitions, corporate restructurings, and risk management. He most recently served as Executive Vice President and Chief Financial Officer of Equitrans Midstream Corporation, a publicly traded natural gas midstream company (“Equitrans”), from September 2018 until July 2024, where he built and led the company’s finance organization and was responsible for its accounting, financial planning and analysis, treasury, tax, investor relations, and risk management functions. Prior to joining Equitrans, Mr. Oliver served as Chief Financial Officer of UGI Corporation from October 2012 to May 2018, where he had broad responsibility for financial operations, capital allocation, investor relations, and risk management. Mr. Oliver has also held senior executive and financial leadership positions at Allegheny Energy, Inc., TXU Corp. and Hunt Power, L.L.C. Earlier in his career, Mr. Oliver worked in investment banking at Lehman Brothers in its Global Power & Energy Group. Mr. Oliver holds a Bachelor of Science degree in Electrical Engineering from Lawrence Technological University and a Master of Business Administration from the University of Chicago Booth School of Business.

In connection with his appointment to the Board, Mr. Oliver entered into the Company’s standard form of indemnification agreement, the form of which has been filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Mr. Oliver will also receive compensation for services as a non-employee director of the Company consistent with the compensation generally provided to other non-employee directors of the Company, as disclosed in the Company’s 2026 proxy statement, which was filed with the Securities and Exchange Commission on March 24, 2026, including a pro-rated annual equity grant.

There are no arrangements or understandings between Mr. Oliver and any other person pursuant to which he was selected as a director, and there are no transactions involving the Company and Mr. Oliver that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure

A copy of the press release announcing the appointment of Mr. Oliver is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release Dated May 21, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Diversified Energy Company

May 21, 2026	By:	/s/ Benjamin M. Sullivan
Date		Benjamin M. Sullivan
Senior Executive Vice President, Chief Legal and Risk Officer and Corporate Secretary